                                                                   EXHIBIT 10.35

                              Agreement to Provide
                       Collaborative Management Services
                                    Between
                                  InsynQ Inc.
                                      And
                            Horizon Holdings I, LLC


     This Agreement is made herein by and between InsynQ Inc., a Washington corporation ("Facilities Manager"), whose primary place of business is 705 South 9/th/ Street, Suite 305, Tacoma, Washington 98405 and Horizon Holdings I, LLC, a Washington State limited liability company ("Owner") whose primary place of business is 201 Third Street, Loft I, Oakland, California 94607 (collectively the "Parties," or individually a "Party").

     WHEREAS, InsynQ, agrees to provide facilities management services to Horizon Holdings I, LLC at its facilities located at the Tacoma Technology Center, Second Floor, which is accessed through 1423 Pacific Avenue (also known as TRC Tower) and located at 1441 Court A, City of Tacoma, State of Washington.

     WHEREAS, Horizon Holdings I, LLC hereby retains InsynQ to perform such services, pursuant to the terms and conditions as described herein.

     WHEREAS, InsynQ will consult with Horizon Holdings I, LLC to clarify tasks and define the scope of assignments. Horizon Holdings I, LLC recognizes that timely completion of assignments by InsynQ may depend upon the cooperation of Horizon Holdings I, LLC personnel. Professional property management services will be provided by Collier's International or a successor property management company to be chosen at the sole discretion of Horizon Holdings I, LLC.

1  Definitions.

     Unless the context otherwise specifies or requires, the terms set forth in this Agreement, shall have the meanings herein specified. The definitions herein shall apply equally to both the singular and plural forms of any of the terms as herein defined.

     In this Agreement, unless the context otherwise requires:

     "Acceptance" shall mean acceptance by the Facilities Manager that the System is capable of providing the Services to the agreed Service Levels and acceptance by the Owner that at the end of the Transition Period, the Services conform to the agreed Service Levels.

     "Change Request" means a request by either Party in writing to the other Party for any changes to the Service or Service Levels.

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     "Computer Equipment" means the computer hardware belonging to or licensed to the Owner (including any operating systems or networking hardware) that is part of the System and is required to be managed under this Agreement. A general description of the Computer Equipment and its configuration will be included in Schedule B.

     "Location" means the location described herein as the Tacoma Technology Center and; includes the access area through 1423 Pacific Avenue.

     "Schedule" means the schedules identified in this Agreement and incorporated in this Agreement.

     "Service Levels" means the standards and measures for the Services as agreed by both parties and to be more particularly described in the Schedules.

     "Services" means the facilities management and any optional services to be provided by the Facilities Manager to be subsequently agreed to between both Parties.

     "Software" means all system software, application software, software tools and software utilities operating on the Computer Equipment, required to be managed under this Agreement. A list of the software to be managed and the responsibilities of the Facilities Manager under this Agreement for each item to be provided by the Facilities Manager subsequent to execution of this Agreement.

     "System" means the combination of Computer Equipment and Software operating in conjunction with each other that is required to operate the facility on a day-to-day basis, including, but not limited to, entry and key code access to the facility and in accordance with the Schedules identified in this Agreement and incorporated herein.

2  Service Specifications.

     2.1  Facilities Management Services.

     InsynQ will provide Facilities Management Services ("Services") for Horizon Holdings I, LLC, by providing an on-call/on-site facility management presence as well as arranging prospect tours, maintaining video surveillance equipment, performing card security auditing and verifications, UPS room monitoring, and scheduling generator maintenance; client startup services and consultations involving Internet and private digital connectivity provisioning, rack design and purchasing, physical wiring setup, connection to carriers, and training on the facility and rules of conduct; and on-going client support services including basic site maintenance and providing a point of contact for electrical and telecommunications room access.

     2.2  Schedules.

     InsynQ will perform services for Horizon Holdings I, LLC as described in
Section 2.1 herein and pursuant to schedules to be agreed upon and executed from time to time by the parties

                                 Page 2 of 11
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("Schedules"). Said Schedules will be consecutively numbered and will contain detail as applicable. Definition and levels of services to be provided by InsynQ, as defined herein, may be modified or amended by the Parties upon execution of said Schedules, in which event the provisions of the Schedule will govern. All Schedules must be in writing, approved by both parties and signed by an authorized representative of both InsynQ and Horizon Holdings I, LLC.

     2.3  Completion Dates.

          2.3.1 InsynQ will use its best efforts to complete or deliver the work product by deadlines as stated in the applicable Schedules. Estimated completion dates are not promised completion dates, and InsynQ will not be liable for reasonable delays in completion of any project under this Agreement by such estimated completion dates.

3  Charges and Payments.

          3.1.1 InsynQ will charge Horizon Holdings I, LLC a base service fee of Three Thousand Dollars ($3000.00) per month for the performance of management services as outlined in Section 1.3 above.

          3.1.2 Horizon Holdings I, LLC will pay InsynQ in accordance with applicable terms established herein or to be determined on subsequent Schedules. InsynQ will submit monthly detailed billings for services provided; Horizon Holdings I, LLC will provide InsynQ with immediate payment.

          3.1.3 A late charge of 1.5% per month, or any part thereof, will be added for any amounts not paid when due. InsynQ may at any time suspend its services if payments are overdue.

4  Terms.

     4.1  Term of Agreement.

          4.1.1 This agreement shall commence on July 1, 1999, and continue for a period of eighteen (18) months to and including December 31, 2000. The Agreement will automatically renew for a period of twelve (12) months unless specifically terminated by Horizon Holdings I, LLC no later than thirty (30) days prior to the renewal date, or unless provisions in any Schedules apply. Automatic renewal at the end of each twelve (12) month period will continue unless otherwise provided for in subsequent Schedules.

          4.1.2 Unless this Agreement is terminated pursuant to the provisions of Section 5.1.1 (a)-(b) and 5.2.1 (a)-(b) herein, this Agreement will continue in full force and effect until the completion of said services, payments, and other obligations provided for herein.

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5  Termination.

     5.1  Immediate Termination.

          5.1.1 Either party may terminate this Agreement forthwith under the following conditions:

                 a. The other party assigns its rights or obligations under the Agreement except as provided in Section 15 herein.

                 b. The other party enters into a arrangement with its creditors, is declared bankrupt, goes into liquidation, or a receiver, or a receiver and manager, or statutory receiver is appointed in respect of it.

     5.2  Termination By Either Party On Notice.

          5.2.1 In the event of any material default in the performance of any of its obligations under this Agreement the non-defaulting party may immediately terminate, or temporarily suspend the operation of this Agreement, at its sole discretion if:

                 a.  if the default is capable of being remedied, and within ten
                     (10) working days of written notice by the non-defaulting party specifying the default, said default is not remedied; or

                 b.  if the default is not capable of being remedied.

          5.2.2 Horizon Holdings I, LLC may terminate this Agreement prior to the completion of said services, payments and other obligations, by paying as liquidated damages to InsynQ, any amount that would be due upon completion of any then unfinished Schedule.

6  Service Transfer Assistance.

          6.1.1 Upon termination of this Agreement, for any reason, the Facilities Manager will return to the Owner, the following:

                 a.  all computer equipment and software;
                 b.  all of the Owner's data;
                 C.  all supporting Documentation;
                 d. all security and access keys or codes that apply to the System;
                 e. any and all third-party service agreements and software licenses provided in relation to the System.

          6.1.2 The Facilities Manager will within four (4) days of termination of this Agreement, certify in writing to the Owner that is has erased or returned any copies of the Owner's Software or data that were held off-site for back-up purposes.

                                 Page 4 of 11
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          6.1.3  Each Party agrees to return to the other Party any and all other property belonging to the other Party acquired during the period of this Agreement.

          6.1.4 The Facilities Manager will fully co-operate with the Owner, making available the Facilities Manager's staff as reasonably required to facilitate the hand-over of the System to the Owner or the Owner's agent.

7  Venue, Disputes and Remedies.

     7.1  Venue.

          7.1.1 This Agreement shall be governed under the laws of the State of Washington, United States of America.

     7.2  Mediation.

     Disputes where the claim exceeds Two Thousand Five Hundred Dollars ($2,500.00) will be submitted at the request of either party to Washington Mediation and Arbitration Services, Inc. for binding arbitration in Seattle, and enforced in any court with jurisdiction. Claims of Two Thousand Five Hundred Dollars ($2,500.00) or less may be submitted to arbitration by Agreement of both parties.

     The Parties agree to use their best efforts to resolve any dispute that may arise under the Agreement through good faith negotiations.

          7.2.1 Any dispute arising under this Agreement that cannot be settled by good faith negotiation between the Parties or their respective representatives shall be mediated before resorting to arbitration or court action. Each Party may initiate mediation by giving written notice to the other Party.

          7.2.2 The Parties shall continue to perform their obligations under this Agreement as far as possible as if no dispute had arisen pending the final settlement of any matter referred to mediation.

          7.2.3 Nothing in this clause shall preclude either Party from taking immediate steps to seek urgent equitable relief before a Washington Court.

     7.3  Actions.

     In the event a suit arises between the parties to enforce any of the terms of this Agreement the prevailing party will be entitled to reasonable attorneys fees' and costs of suit therein.

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8  Confidentiality.

          8.1.1 Both Parties agree that it will keep confidential, protect against disclosure or discovery, and refrain from making use of confidential information revealed by the other. Confidential information includes nonpublic information regarding identities of customers and sources, billing rates for services, and the contents of any document marked "confidential."

          8.1.2 Both Parties agree that, unless they have prior written consent of the other, they will not use or disclose to any third party (other than for the purpose of performing this Agreement) the terms and conditions of this Agreement or any other information confidential to the other party. The obligations of this Section 8 shall survive termination or cancellation of this Agreement.

9  Indemnity.

     9.1  Intellectual Property Rights Indemnity.

     Each Party agrees to indemnify the other Party from and against any claim, suit, action or proceeding (collectively called "Action") brought against the other Party to the extent that such Action is based upon a claim that any products or services provided by the other party infringes any patent, copyright, trade secret or other proprietary rights provided that:

          9.1.1 The Party claiming an indemnity fully cooperates with the indemnifying party in defending or settling the Action and makes its employees available to give statements, advice and evidence as the indemnifying party may reasonably request;

          9.1.2 The indemnifying Party is notified promptly in writing of any Action by the Party claiming indemnity and is given complete authority and information required for the conduct of the defense or settlement of the Action;

     The indemnifying Party shall have the sole control of the conduct of any Action and all negotiations for its settlement, compromise or resolution.

     9.2  Hold Harmless.

     The Parties shall each hold the other harmless, except for the negligence and/or breach of express warranties as implied herein. The Parties shall each indemnify, protect, defend and hold harmless, the other Party and its agents, partners, Lenders, heirs or assigns from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, loss of permits, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with the services as stated herein, the conduct of business, any act, omission or negligence, its agents, contractors, employees or invitees, and out of any Default or Breach by the Party in the performance of services to performed under this Agreement.

                                 Page 6 of 11
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          9.2.1  The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not litigated and/or reduced to judgment. In case any action or proceeding be brought against Horizon Holdings I, LLC by reason of any of the foregoing matters' InsynQ upon notice from Horizon Holdings I, LLC shall defend the same at InsynQ's expense by counsel reasonably satisfactory to Horizon Holdings I, LLC and Horizon Holdings I, LLC shall cooperate with InsynQ in such defense. Horizon Holdings I, LLC need not have first paid any such claim in order to be so indemnified.

10 Warranties.

     InsynQ hereby warrants that:

          10.1.1 The System will at all times be kept safe and secure and will operate in accordance with the relevant criteria and specifications set out in this Agreement;

          10.1.2 The Services will comply with the Service Levels pursuant
Section 2.2 herein;

          10.1.3 InsynQ will carry out its obligations with care, skill and diligence and shall employ techniques, methods and procedures of a quality and standard in accordance with currently accepted computing practice;

          10.1.4 InsynQ warrants that, in the creation of any work product for Horizon Holdings I, LLC, it will not knowingly infringe any copyright, trade secret, patent or other intellectual property right held by a third party.

          10.1.5 InsynQ further warrants that it has the full power and authority to enter into and perform this Agreement in accordance with its terms and that performance of its obligations hereunder will not conflict with any obligation or duty owed to any third party or infringe the rights of any third party.

          10.1.6 InsynQ will, at its own election, perform repairs or replacement of any work performed by InsynQ that fails to meet the agreed upon specifications or in the alternative InsynQ will refund such amounts paid by Horizon Holdings I, LLC for such services, provided that Horizon Holdings I, LLC notifies InsynQ in writing within thirty (30) days of any such failure.

11 Limitations of Warranties.

          11.1.1 The warranties stated in Section 11 of this Agreement shall replace all other representations and warranties (statutory, express or implied) and all such representations and warranties are expressly excluded, including, without limitation, the implied warranties of merchantability and fitness for any particular purpose stated herein.

                                 Page 7 of 11
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          11.1.2 InsynQ will not be liable, except for any fraudulent or negligent acts, under the law of tort, contract or otherwise for any loss of profits or savings or for any indirect or consequential loss or damage, however caused, arising out of or in connection with the performance or non-performance of this Agreement.

12 Force Majeure.

     Neither party will be liable for any act, omission, or failure which arises from any cause reasonably beyond its control, including acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental action after the date of this Agreement, fire, communication line failures, power failures, earthquakes or other disasters (called "Force Majeure").

     The party unable to fulfil its obligations due to Force Majeure will immediately:

          12.1.1 Notify the other in writing of the reasons for its failure to fulfil its obligations and the effect of such failure; and

          12.1.2 Take all reasonable steps to avoid or remove the cause and perform its obligations.

13 Use of Work Product.

          13.1.1 Owner will own all copyright, trade secret and patent rights in any programs, deliverables, or other materials or work-product prepared for or delivered by InsynQ in the performance of its duties pursuant to this Agreement.

14 Staff.

          14.1.1 InsynQ is an independent contractor, and neither it nor its staff, subcontractors or associates will be deemed to be employees of Horizon Holdings I, LLC for any purpose.

          14.1.2 During the term of this Agreement, and for a period of two years following termination of this Agreement, neither party shall solicit the services directly or indirectly, of the other Party's personnel without the express written consent and approval of said Party.

          14.1.3 InsynQ's employees, subcontractors and associates are obligated under their contracts with InsynQ not to provide services independently to InsynQ's clients during their work for InsynQ and for two years thereafter. If Owner recruits, employs or retains the services of any known InsynQ employee, subcontractor or associate who has been hired to perform services for or on behalf of Owner and in violation of such Agreement, Owner will pay InsynQ a training/finders fee of Forty-five Thousand Dollars ($45,000.00) or, if greater, one-third the amount that Owner pays to such employee, subcontractor, or associate during the first year of their employment by or performance of services to Owner.

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     The obligations of this Section 14 shall survive termination or cancellation of this Agreement.

15 Assignment.

     This Agreement binds the parties' respective successors and permitted assigns. Neither party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party which consent may not unreasonably be withheld.

16 Waiver.

     A failure of either party to exercise any of its rights provided for herein shall not be deemed a waiver of any right.

17 Severability.

     If any provision of this Agreement is held to be invalid, illegal or unenforceable, such provision will be severed and the remainder of this Agreement will remain in full force and effect.

18 Notices.

     Notices under this Agreement should be sent to the address set forth below or to such subsequent address as the Party may designate in writing:

     If to Horizon Holdings I, LLC:      If to InsynQ:


     Horizon Holdings I, LLC             InsynQ
     201 Third Street, Loft 1            705 South 9/th/ Street, Suite 305
     Oakland, California 94607           Tacoma, Washington 98405

     Telephone: (510) 465-4248           Telephone: (206) 627-7674
     Facsimile: (510) 465-3560           Facsimile: (206) 404-3854

19 Amendments.

     Any modification to or variation of this Agreement must be in writing and signed by the authorized representatives of the Facilities Manager and the Owner.

20 Entire Agreement.

     This Agreement, including the Schedules, constitutes the entire agreement between Horizon Holdings I, LLC and InsynQ. There are not other understandings affecting the arrangements between the Parties other than those set out herein and this Agreement replaces all prior agreements and understandings, if any, with respect to the subject matter of this Agreement.

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21 Titles and Headings.

     The titles and headings used herein are for the convenience of the reader and shall not be construed for any other purpose or intent.

22 Attorney Consultation.

     The parties shall rely solely upon the advice of their own legal counsel as to the legal consequences of entering into this Agreement.

23 Acknowledgement.

     THE PARTIES HAVE CAREFULLY READ AND REVIEWED THIS AGREEMENT AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTiON HEREOF ACKNOWLEDGE THAT THIS AGREEMENT HAS BEEN FULLY NEGOTiATED, AND SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO.

        [THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY]

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Dated: 7-15-99                       HORIZON HOLDINGS I, LLC
                                     By Its Manager HORIZON PARTNERS
                                     NORTHWEST, INC.



                                     By /s/ Michael R. Bartlett
                                       --------------------------------------
                                     Michael R. Bartlett, President


Dated: 7-15-99                       InsynQ



                                     By /s/ John P. Gorst
                                       --------------------------------------

                                     (Name) John P. Gorst
                                     ----------------------------------------

                                     Its  CEO
                                        -------------------------------------

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                                                               EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

Owner of Record:               Horizon Holdings I, LLC.

Property Name:                 Tacoma Technology Center.

Location:                      1441 Court A, Tacoma, Washington 98402

Property Type:                 Technological telecommunications and co-location
                               facility.

Assessor's Parcel Number:      201402 003 0.

Property Taxes:                $6,002.10/1999 ("As Is").
                               $1,120.93 (BIA Tax for 1999-2000).
                               $1,794.70 (Delinquent BIA Tax for 1998-99).

Zoning:                        B-Business, City of Tacoma.

Flood Insurance Zone:          Zone C per Community Panel Map 530148, Panel
                               0025 B, effective date 12/1/83.

Total Site Area:               8,515 square feet per county records.

Improvements:                  The subject site is currently improved with a 1
                               920s vintage, three story commercial building with a basement, formerly utilized as the Lyons
                               Building, a furniture storage warehouse. The solid poured concrete structure has a gross building area of 23,001 sq.ft. and a rentable area of 13,447 sq.ft. As converted, the existing improvements are utilized as a state-of-the-art telecommunications and co-location facility. Of the three levels plus the basement, a 2,700 sq.ft. computer room on the second floor has been finished to date. This co-location facility is currently furnished with 27 equipment racks, three of which are currently utilized, which will be leased on a per rack basis to

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                                                               EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

                                 high-technology users such as Internet service providers (ISPs) and to others who require a secure environment with interconnectivity for their equipment. The building provides high speed bandwidth, multiple carrier alternatives, 24-hour security and on-site management, and redundant power through on-site back-up systems, fire suppression, and climate control. Other than the 2,700 sq.ft. co-location room, 10,747 sq.ft. of rentable area in the remainder of the building is currently vacant and unfinished, although the redundant power systems occupy a portion of the basement and the exterior loading dock.

Highest and Best Use:            The current use represents a highest and best
                                 use.

Date of Appraisal:               October 5, 1999

Forecast Date of Stabilization:  October 2002

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                                                               EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

  =========================================================================

                               VALUE INDICATIONS

     Prospective Value Estimate "At Completion/Stabilization"
     --------------------------------------------------------------------
     Income Approach:                                          $4,050,000
     Cost Approach:                                                   N/A
     Sales Comparison Approach:                                $4,050,000

     Prospective Going-Concern Value Estimate
     --------------------------------------------------------------------
     Income Approach:                                          $6,900,000

     Market Value Estimate "As Is"
     --------------------------------------------------------------------
     Income Approach:                                          $2,025,000
     Cost Approach:                                                   N/A
     Sales Comparison Approach:                                $2,025,000

  =========================================================================

INTENDED USE AND USER OF THE APPRAISAL

     This is a Complete Self-Contained Appraisal Report which is intended to be used by the client, U.S. Bancorp, for evaluating a potential mortgage relevant to the subject property.

     Intended Use is defined as: "The use or uses of an appraiser's reported appraisal, consulting, or review assignment opinions and conclusions, as identified by the appraiser based on communication with the client at the time of the assignment."/1/

     Intended User(s) is defined as: "The client and any other party as identified, by the name or type, as users of the appraisal, consulting, or review report, by the appraiser based on communication with the client at the time of assignment."/2/

     A Client is defined as: "The party or parties who engages an appraiser (by employment or contract) in a specific assignment."/3/

____________________

/1/ Uniform Standards of Professional Appraisal Practice, Appraisal Standards Board, The Appraisal Foundation, 1998 Edition, Definitions, Page 9.

/2/ Ibid.

/3/ Ibid.

________________________________________________________________________________
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                                                               EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

     This report is intended for use only by U.S. Bancorp, (the client), and any other users as authorized by the client. Use of this report by others is not intended by the appraisers.

PROPERTY RIGHTS APPRAISED

     The property rights appraised for the subject property "as is" as of the date of appraisal, is the fee simple estate, defined in the Appraisal Institute's Dictionary of Real Estate Appraisal, 3rd Edition as: "Absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat."

     With regard to our prospective value estimates "as stabilized," the property will be subject to lease agreements. Thus, the property rights appraised for the prospective value estimates herein are those of the leased fee estate, defined in the Appraisal Institute's Dictionary of Real Estate Appraisal, 3rd Edition as: "An ownership interest held by a landlord with the right of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease."

APPRAISAL DEVELOPMENT AND REPORTING PROCESS

     The development and reporting process for this appraisal encompasses necessary research and analysis to prepare a report in accordance with the Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice (USPAP) of The Appraisal Foundation, as well as the report writing requirements of U.S. Bancorp.

     Several steps were taken in this process. First was inspecting and photographing the property on October 5, 1999. Information regarding the improvements, the marketing plan, and prospective occupants were provided during a meeting with the owner's agent, Andrea S.H. Peterson of Colliers International (253-926-5334). Forecast pro forma income and expense information and general background material were provided by the owner. Next, regional, county and neighborhood data were gathered from the latest information available from various authoritative sources. More particularly, the neighborhood and the marketability analysis were based upon physical inspection and observation, interviews with market participants, as well as surveys of the Tacoma office

________________________________________________________________________________
     market by various local real estate brokerages, and our survey of prospective co-location users. The regional "carrier hotel" facility, the Westin Building in downtown Seattle, and additional regional co-location facilities in Seattle were also surveyed and inspected.

          In estimating the highest and best use for the property, an analysis was made of the data compiled in the steps above. The approaches to value were developed through the market data collected by the appraisers from building and property managers for the comparable rental data and additionally from county records and COMPS, Inc. for the comparable sales data. Use of this data also included interviews with the managers, buyers and/or sellers or brokers of such properties. After assembling and analyzing the data, as defined within this appraisal development process, the final estimates of value were made.

     LEGAL DESCRIPTION

          The brief legal description for the subject property, as provided by the building plans, is as follows:

          The south 19 1/2 feet of Lot 2 and all of Lots 3 and 4, Block 1402, Map of New Tacoma, Washington Territory, according to plat recorded February 3, 1897, in Pierce County, WA.

          Except that portion of said Lot 2 conveyed to the City of Tacoma for "A" Street, by deed recorded in Book 91 of Deeds, page 376.

          Together with that portion of Jefferson Avenue westerly of said premises, south of the north boundary line of said premises extended westerly, east of the westerly line of Block 1402 1/2 extended south and north of the south line of Lot 4 extended westerly, vacated by Ordinance No. 619, City of Tacoma.

     SALES HISTORY

          Ownership of the subject property is currently vested in Horizon Holdings, LLC (Michael R. Bartlett, 510-465-4248). The current owners acquired the subject property and the adjacent former Schoenfelds Building (now Total Renal Care -- the TRC Tower) in a multiple parcel acquisition. The date of sale was September 10, 1998 and the total consideration was $2,300,000. The subject property consists of the former Lyons

     ---------------------------------------------------------------------------
                                                                          Page 5
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     Building, which includes an individual tax parcel located southerly of the
     TRC Tower across Court A. The acquisition price of the subject property was not segregated within the overall sale price.

          The subject's owner renovated the TRC Tower and leased the majority of the building to Total Renal Care. The owner converted the subject portion of the acquisition into a speculative telecommunications and co-location facility. According to the owner, the subject property is not under any pending contract of sale, nor is it currently listed for sale.

     EXPOSURE TIME / MARKETING PERIOD

          Exposure time is defined as "The estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at market value on the effective date of appraisal; a retrospective estimate based upon an analysis of past events assuming a competitive and open market."/4/

          A reasonable marketing time or period is "an estimate of the amount of time that it might take to sell a property interest in the real estate at the estimated market value level during the period immediately after the effective date of the appraisal. The estimate of marketing time uses some of the data analyzed in the process of estimating reasonable exposure time as part of the appraisal process and is not intended to be a prediction of a date of sale or a one-line statement. It is an integral part of the analyses conducted during the appraisal assignment." The estimate of "reasonable marketing time is a function of price, time, use and anticipated market conditions such as changes in the cost and availability of funds; not an isolated estimate of time alone." The estimate of reasonable marketing time can be based on "statistical information about days on the market; information gathered through sales verification; interviews of market participants; and anticipated changes in market conditions."/5/

          In order to estimate reasonable exposure and marketing periods for the subject property "as stabilized," we researched numerous sales of office properties in the subject area, AS this property type is the most similar in terms of use and CBD location. Further, buyers, sellers and/or brokers were contacted relevant to the sales utilized herein to

     --------------
     /4/ Ibid., SMT-6, p 77.
     /5/ Ibid., Advisory Opinion AO-7, p 109.

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     estimate market value and an appropriate marketing time for the subject. In addition, statistics on average marketing time a national scope were provided by Korpacz./6/ National CBD Offices in the current quarter reported an average marketing time of 8.36 months, compared with 8.64 months reported one year ago.

          The exposure period for the subject property as proposed is estimated at less than one year. This estimate is based on the strength in the subject's market area as discussed in the Area and Neighborhood Description and in the Highest and Best Use section of the report, along with the actual exposure time exhibited by recent sales of somewhat similar competing properties, and is supported by national statistics.

          In estimating the marketing time for the subject as stabilized, we have relied on the same information as for the exposure time. We have considered the specific location and economic trends currently impacting the subject location. Also considered in an historical context were the marketing periods exhibited by the comparable sales delineated in the Sales Comparison Approach.

          Based on observations in the immediate market area, and sales of properties in the area not necessarily utilized directly in the analysis herein, as well as on the empirical evidence exhibited by the improved sales utilized directly in this appraisal, we conclude that if the property were to be marketed, it seems probable that a purchaser could be found within a reasonable marketing time of less than twelve months. This topic was discussed with several agents active in the Tacoma Central Business District, all of which believed a marketing period of less than twelve months is realistic. The value conclusion herein is arrived at with reference to this estimated marketing time.

     UNAVAILABILITY OF INFORMATION

          The appraisers received adequate information to complete the appraisal.


     -------------------
     /6/ Korpacz Real Estate Investor Survey, PriceWaterhouseCoopers, Third Quarter 1999, Volume 12, No. 3.


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                                                               EXECUTIVE SUMMARY
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     FIRREA REQUIREMENTS

          The Financial Institution Reform, Recovery and Enforcement Act (FIRREA) was enacted by Congress in 1989. The federal regulatory agencies (Federal Deposit Insurance Corporation, Office of Thrift Supervision, Office of the Comptroller of the Currency and the Federal Reserve) have all issued final appraisal regulations in response to FIRREA. There are a number of specific issues that must be addressed in every appraisal report in order to comply fully with FIRREA requirements as they have been amended. The following information may or may not be discussed further in the body of this report, depending on the complexity of each issue as it relates to a specific appraisal assignment. The appraisers have, however, summarized the conclusions relevant to several of the FIRREA requirements below, as an aide to the reader. Each category references the relevant section in the FIRREA regulations as noted in 12 CFR Chapter 1 for the Office of the Comptroller of the Currency appraisal requirements which it addresses.

     SECTION 34.44 (a)
     CONFORMANCE WITH USPAP

          It is the intention of the appraisers that this report does not depart from USPAP requirements and conforms to generally accepted appraisal standards.

     SECTION 34.44 (b)
     WRITTEN APPRAISALS

          It is the intent of the appraisers that this report be sufficiently descriptive to enable a reviewer to readily ascertain the estimated value reported and the rationale for that estimate.

     SECTION 34.44 (c)
     DEDUCTIONS AND DISCOUNTS

          The appraisal reports the estimated value of the specified interests in the subject property "as is" as of the date of appraisal and the prospective value "at stabilization/completion." No unusual deductions were considered appropriate for the completion of the appraisal. Therefore, no additional discounting of market value cash

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                                                               EXECUTIVE SUMMARY
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     flows beyond that typically applied was deemed necessary to achieve a market value estimate.

     SECTION 34.44 (d)
     MARKET VALUE

          "Market Value" is defined as the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently, knowledgeably and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

               Buyer and seller are typically motivated.

               Both parties are well informed or well advised, and acting in what they consider their own best interests.

               A reasonable time is allowed for exposure in the open market.

               Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto.

               The price represents the normal consideration for the property sold, unaffected by special/creative financing or sales concessions granted by anyone associated with the sale./7/

     SECTION 34.44 (e)
     STATE LICENSED APPRAISERS

          Each of the appraisers signing this report are certified by the State of Washington as Certified General Real Estate Appraisers.


     -------------
     /7/ Office of the Comptroller of the Currency under 12 CFR, Part 34, Subpart C - Appraisals, 34.42 Definitions (f).)

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